As filed with the Securities and Exchange Commission on March 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PILGRIM’S PRIDE CORPORATION

(and the Subsidiary Guarantors listed on Schedule A hereto)

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

75-1285071

(I.R.S. Employer Identification No.)

1770 Promontory Circle

Greeley, Colorado 80634

(970) 506-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Matthew Galvanoni

Chief Financial Officer

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greeley, Colorado 80634

(970) 506-8000

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Daniel Nam

Victor Mendoza

Karen Katri

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Schedule A – Table of Subsidiary Guarantors

Exact Name of Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Pilgrim’s Pride Corporation of West Virginia, Inc.	West Virginia	55-0379497
Gold’n Plump Poultry, LLC	Minnesota	41-1446722
Gold’n Plump Farms, LLC	Minnesota	41-1940786
JFC LLC	Minnesota	90-1027748

PROSPECTUS

PILGRIM’S PRIDE CORPORATION

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

UNITS

We or selling securityholders may from time to time offer to sell common stock, preferred stock, debt securities (which may be guaranteed by certain of our wholly owned subsidiaries named herein), warrants or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered and that may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed and principally traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “PPC.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on Nasdaq. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should carefully read and evaluate the risks described under “Risk Factors” on page 5 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more agents, underwriters and dealers, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will describe the plan of distribution for that offering and will provide the names of the agents, underwriters or dealers and any applicable fees, commissions or discounts.

The date of this prospectus is March 22, 2023.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any supplement to this prospectus in deciding whether or not to invest in the securities we offer hereby. We have not authorized any dealer or other person to provide you with different information or to make any representation other than those contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information or representations, you should not rely on them. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

In this prospectus, except as the context otherwise requires or as otherwise indicated, references to “Pilgrim’s Pride,” “PPC,” the “Company,” “we,” “us” and “our” (or similar terms) refer to Pilgrim’s Pride Corporation together with its consolidated subsidiaries.

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.

The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

•	common stock;

•	preferred stock

•	debt securities;

•	guarantees;

•	warrants; and

•	units consisting of any of the securities listed above.

The debt securities may be guaranteed by Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC, JFC LLC and Pilgrim’s Pride Corporation of West Virginia, Inc. (the “Subsidiary Guarantors”).

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also include additional risk factors or other special considerations applicable to those securities and add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” in deciding whether or not to invest in the securities we may offer.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

FORWARD-LOOKING STATEMENTS

Certain written and oral statements made by us contained in this prospectus (including information incorporated by reference herein) may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made herein, in our other filings with the SEC, in press releases, and in certain other oral and written presentations. Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “imply,” “intend,” “should,” “foresee” and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include the following:

•

The COVID-19 pandemic and its impact on business and economic conditions have negatively affected, and could continue to negatively affect our business, results of operations, financial condition and the trading of our securities;

•	Industry cyclicality can affect our earnings, especially due to fluctuations in commodity prices of feed ingredients, chicken and pork;

•

Outbreaks of livestock diseases in general and poultry and pig diseases in particular, including avian influenza and African swine fever, can significantly and adversely affect our ability to conduct our operations and the demand for our products;

•

If our products become contaminated, we may be subject to product liability claims and product recalls. Such product liability claims or product recalls can adversely affect our business reputation, expose us to increased scrutiny by federal and state regulators and may not be fully covered by insurance;

•	Our foreign operations and commerce in international markets pose special risks to our business and operations;

•

Competition in the chicken and pork industries with other vertically integrated chicken or pork companies may make us unable to compete successfully in these industries, which could adversely affect our business;

•	Changes in consumer preference and failure to maintain favorable consumer perception of our branded products could negatively impact our U.S. Prepared Foods and Pilgrim’s Food Masters businesses;

•

Media campaigns related to food production; regulatory and customer focus on environmental, social and governance responsibility; and recent increased focus and attention by the U.S. government on market dynamics in the meat processing industry could expose us to additional costs or risks;

•

We are increasingly dependent on information technology, and our business and reputation could suffer if we are unable to protect our information technology systems against, or effectively respond to, cyber-attacks, other cyber incidents or security breaches or if our information technology systems are otherwise disrupted;

•	Our operations are subject to general risks of litigation;

•	We may not be able to successfully integrate the operations of companies we acquire or benefit from growth opportunities;

•	The consolidation of customers and/or the loss of one or more of our largest customers could adversely affect our business;

•	We depend on contract growers and independent producers to supply us with livestock;

•	Changes in consumer preference could negatively impact our business;

•	Climate change may have a long-term adverse impact on our business and results of operations;

•	Regulation, present and future, is a constant factor affecting our business;

•	Our operations may be adversely impacted by the United Kingdom’s withdrawal from the E.U., which is commonly referred to as Brexit;

•

Our performance depends on favorable labor relations with our employees and our compliance with labor laws. Any deterioration of those relations or increase in labor costs due to our compliance with labor laws could adversely affect our business;

•	Loss of essential employees or material increase in employee turnover could have a significant negative impact on our business;

•	Labor shortages and increased turnover or increases in employee and employee-related costs could have adverse effects on our profitability;

•

If we are unable to attract, hire or retain key team members or a highly skilled and diverse global workforce, it could have a negative impact on our business, financial condition or results of operations;

•

JBS S.A., through its indirect wholly-owned subsidiaries, beneficially owns a majority of our common stock and has the ability to control the vote on most matters brought before the holders of our common stock;

•	Our future financial and operating flexibility may be adversely affected by significant leverage;

•	The interest rates of our credit facilities are priced using a spread over the London Interbank Offered Rate (“LIBOR”);

•	Impairment in the carrying value of goodwill or other identifiable intangible assets could negatively affect our operating results;

•	Weak or unstable national or global economic conditions, including inflation, could negatively impact our business;

•	Our business may be negatively impacted by economic or other consequences from Russia’s war against Ukraine and the sanctions imposed as a response to that action;

•	Extreme weather, natural disasters or other events beyond our control could negatively impact our business; and

•

Other risks described herein and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2022 (“2022 Annual Report on Form 10-K”), which is incorporated by reference in this prospectus.

Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond our control.

Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made. In making these statements, we are not undertaking, and specifically decline to undertake, any obligation to address or update each or any factor in future filings or communications regarding our business or results, and we are not undertaking to address how any of these factors may have caused changes to information contained in previous filings or communications. Although we have attempted to list comprehensively these important cautionary risk factors, we must caution investors and others that other factors may in the future prove to be important and affect our business or results of operations. The forward looking statements contained in documents incorporated by reference herein are more specifically indicated in those documents. More detailed information regarding these factors is included in the section titled “Risk Factors” on page 4 of this prospectus and the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus and in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.

THE COMPANY

We are primarily engaged in the production, processing, marketing and distribution of fresh, frozen and value-added chicken and pork products to retailers, distributors and foodservice operators. JBS S.A., through its indirect wholly-owned subsidiaries, beneficially owns 82.65% of our outstanding common stock as of December 25, 2022.

We market our balanced portfolio of fresh, prepared and value-added meat products to a diverse set of over 51,100 customers across the U.S., the U.K. and Europe, Mexico and in over 120 other countries. Our sales efforts are largely targeted towards the foodservice industry, principally chain restaurants and food processors, such as Chick-fil-A® and retail customers, including grocery store chains and wholesale clubs, such as Kroger®, Costco®, Publix® and H-E-B® in the U.S., chain restaurants such as McDonald’s® and grocery store chains such as Sainsbury’s®, Tesco® and Waitrose® in the U.K. and Europe, and grocery store chains such as Wal-Mart® in Mexico.

As a vertically integrated company, we are able to control every phase of the production process, which helps us manage food safety and quality, control margins and improve customer service. Our plants are strategically located to ensure that customers timely receive fresh products. With our global network of approximately 4,950 growers, 36 feed mills, 47 hatcheries, 40 processing plants, 33 prepared foods cook plants, 31 distribution centers, 9 rendering facilities and 4 pet food plants and 3 other facilities, we believe we are well-positioned to supply the growing demand for our products.

On September 24, 2021, we acquired 100% of the equity of the Kerry Consumer Foods’ meats and meals businesses, collectively known as Pilgrim’s Food Masters (“PFM”), for cash of £698.8 million, or $958.9 million. The specialty meats business is a leading manufacturer of branded and private label meats, meat snacks and food-to-go products in the U.K. and the Republic of Ireland. The ready meals business is a leading ethnic chilled and frozen ready meals business in the U.K. The acquired operations are included in our U.K. and Europe reportable segment.

Our principal executive offices are located at 1770 Promontory Circle, Greely, Colorado 80634, and our telephone number at that address is 970-506-8000. Our website is located at http://www.pilgrims.com. Information on our website is not incorporated into, or made part of, this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the information in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus, and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information; Incorporation by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The Amended and Restated Certificate of Incorporation of Pilgrim’s Pride (the “Certificate of Incorporation”) authorizes Pilgrim’s Pride to issue 800,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of February 9, 2023, 236,469,365 shares of common stock and no shares of preferred stock were outstanding. Shares of Pilgrim’s Pride common stock are traded on the Nasdaq Global Select Market under the symbol “PPC.” The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

The rights of Pilgrim’s Pride stockholders are governed by the Certificate of Incorporation and the Amended and Restated Corporate Bylaws of Pilgrim’s Pride (the “Bylaws”) and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). In addition, on December 28, 2009, Pilgrim’s Pride entered into a stockholders agreement with JBS USA Holding Lux, S.à.r.l. (formerly known as JBS USA Holdings, LLC), which we refer to as the “Stockholders Agreement.” The Stockholders Agreement contains provisions that may affect the rights of Pilgrim’s Pride stockholders. For more information, please refer to the full text of the Certificate of Incorporation, the Bylaws and the Stockholders Agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the DGCL. Each time Pilgrim’s Pride offers common or preferred stock, it will provide a prospectus supplement that will contain specific information about the terms of that security.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture between us and Regions Bank, as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series. The indenture is governed by the Trust Indenture Act. We have summarized select portions of the indenture below. This summary is not complete. The indenture has been filed as an exhibit to the registration statement and we urge you to read the indenture. Capitalized terms used in the summary have the meaning specified in the indenture.

For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Pilgrim’s Pride Corporation and do not include any of the Company’s current or future subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors of an officers’ certificate and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of the Company and will rank equally with all of its other unsecured and unsubordinated indebtedness. The Company’s payment obligations under any series of debt securities may be guaranteed by one or more co-registrants.

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•

the title of the debt securities of the series, whether the debt securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities, or any combination thereof;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

•	the aggregate principal amount of the debt securities of such series and any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal on the debt securities will be payable and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest, if any, as well as the dates from which interest will accrue, the dates on which the interest will be payable and the record date for the interest payable on any payment date;

•	the form and terms of any guarantee of the debt securities, including the terms of subordination, if any, of the series;

•	any depositories, interest rate calculation agents or other agents with respect to debt securities of such series if other than those appointed herein;

•	the right, if any, of holders of the debt securities to convert them into common stock or other debt securities of the Company, including any provisions to prevent dilution of such conversion rights;

•

the place or places where the principal, premium, if any, and interest, if any, on the debt securities of the series will be payable and where the debt securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any global debt securities;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any provision requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities of the series which is payable if maturity of such debt securities is accelerated because of a default;

•	the currency or currencies in which principal, premium, if any, and interest, if any, of the debt securities of the series will be payable;

•

if payments of principal of, premium or interest on the debt securities of the series will be made in one or more currencies other than that or those in which the debt securities of the series are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on the debt securities of the series will be determined, if these amounts may be determined by reference to an index based on a currency or currency other than that in which the debt securities of the series are denominated or designated to be payable;

•	the provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default with respect to the debt securities and any change in the right of the trustee or the requisite holders the debt securities to declare the principal amount thereof due and payable upon the occurrence of an Event of Default;

•	any addition to, change in or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	the trustee, registrar or paying agent for the debt securities, if different than Regions Bank;

•

if applicable, that the debt securities, in whole or in specific part, shall be defeasible and, if other than by a board resolution, the manner in which any election by the Company to defease such debt securities shall be evidenced; and

•	any other material terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

In addition, the indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We will provide you with information on the material United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay taxes and fees required by law or permitted by the indenture.

Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Restrictive Covenants Required by the Indenture

The indenture requires us to comply with certain restrictive covenants applicable to us and our Significant Subsidiaries that guarantee the debt securities. Some of the provisions are described below. All series of debt securities issued under the indenture will be entitled to the benefits of the covenants described below unless otherwise established by or pursuant to a resolution of our board of directors or an officers’ certificate and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture

Measuring Compliance

With respect to:

(i) whether any Lien is permitted to be Incurred in compliance with the indenture;

(ii) any calculation of the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and

(iii) whether any condition precedent to the Incurrence of Liens is satisfied,

at the option of the Company, any of its Restricted Subsidiaries, any parent entity, any successor entity of any of the foregoing or a third party (the “Testing Party”), a Testing Party may select a date prior to the Incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Restricted Subsidiaries will Incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Debt, Disqualified Stock or Preferred Stock (any such date, the “Transaction Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing: (a) any fluctuation or change in the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings of the Company, from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Company or any of its Restricted Subsidiaries with any other provision of the indenture or the debt securities; (b) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics; (c) until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event; and (d) Consolidated Interest Expense for purposes of the Secured Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith. In addition, compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under the indenture.

Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of the indenture that does not require compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of the indenture that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, Incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

Limitation on Liens

The indenture shall not permit the Company or any Significant Subsidiary that guarantees any series of debt securities to, Incur or suffer to exist any Lien (other than Permitted Liens) securing Debt upon any of its Principal Property, whether owned at the Issue Date or thereafter acquired, unless it has made or shall make effective provision whereby the debt securities or the applicable Guarantee shall be secured by a Lien on such Principal Property equally and ratably with (or prior to) all other Debt of the Company or any Significant Subsidiary that guarantees the debt securities secured by a Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt is Subordinated Debt, the Lien on such Principal Property securing the Debt shall be subordinated and junior to the Lien securing the debt securities or the Guarantees, as the case may be, with the same relative priority as such Debt has with respect to the debt securities or the Guarantees.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will be entitled to include the amount and type of such Lien or such item of Debt secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Debt (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Debt that may be Incurred pursuant to any other clause or paragraph.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased

Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (8) of the definition of “Debt” below.

Limitation on Sales and Leasebacks

The indenture will not permit the Company, and will not permit any Significant Subsidiary that guarantees any series of debt securities to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless either:

(i) the Company or such Significant Subsidiary would be entitled pursuant to the provisions described above under “ —Limitation on Liens” to Incur a Lien securing Debt on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing any series of debt securities; or

(ii) within 365 days after the closing date of such Sale and Leaseback Transaction, the Company or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, (A) to the retirement of Debt of the Company ranking at least on a parity with any series of debt securities or Debt of any Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) to the acquisition, purchase, construction, development, extension or improvement (including any capital expenditure) of any property or assets of the Company or any Subsidiary used or to be used by or for the benefit of the Company or any Subsidiary.

This restriction will not apply to: (i) transactions providing for a lease term of three years or less; and (ii) transactions between the Company and any of its Significant Subsidiaries or between any Significant Subsidiaries.

For purposes of the foregoing discussion of the limitation on liens and sale and leaseback covenants, the following definitions are applicable:

“ABL Revolving Loan” means the revolving credit facility under the Fifth Amended and Restated Credit Agreement dated as of August 9, 2021 (as amended), among the Company, certain Subsidiaries of the Company, Cobank, ACB, as administrative agent and collateral agent, and the other lenders party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted using an implied interest rate of such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation;

(2) with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and

(3) with respect to any other Person, the board or committee of that Person or any Person serving a similar function.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

(2) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

(3) with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

(4) with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a financing lease obligation under GAAP.

“Cash Equivalents” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof and maturing within one year of acquisition thereof;

(2) investments in Eurodollar time deposits, time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and (a) in the case of such investments maturing later than 180 days from the date of acquisition thereof, whose long-term debt, or whose parent holding company’s long-term debt, is rated “BBB-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) and (b) in the case of such investments maturing not later than 180 days from the date of acquisition thereof, whose short term debt, or whose parent holding company’s long-term debt, is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 360 days after the date of acquisition, with an Investment Grade Rating at the time as of which any investment therein is made;

(5) investments in securities maturing not more than 360 days after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s;

(6) Debt or Preferred Stock issued by Persons with an Investment Grade Rating with maturities of 12 months or less from the date of acquisition;

(7) investments in mutual funds whose investment guidelines restrict substantially all of such funds’ investments to those satisfying the provisions of clauses (1) through (6) above; and

(8) in the case of any Foreign Subsidiary, investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) of this definition and are used in the ordinary course of business by similar companies for cash management purposes in the relevant jurisdiction.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, deposit and other accounts and merchant services.

“Commodity Agreement” means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income, plus

(b) Consolidated Interest Expense of such Person for such period (including (x) net losses from Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u) through (1)(y) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by the indenture (including a refinancing thereof) (whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of debt securities and the U.S. Credit Facilities and (ii) any amendment or other modification of debt securities, and, in each case, deducted in computing Consolidated Net Income, plus

(e) the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities, including any lease termination costs, severance costs, facility shutdown costs and other restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility, plus

(f) any other non-cash charges, including any write-off or write-downs, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(h) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP, plus

(i) costs of surety bonds incurred in such period in connection with financing activities, plus

(j) the amount of net cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of the Company and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) no cost savings or synergies shall be added pursuant to this clause (j) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (k) below with respect to such period, plus

(k) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus

(l) restructuring charges or reserves (including restructuring costs related to acquisitions after the Issue Date and to closure and/or consolidation of facilities and to exiting lines of business), plus

(m) the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility, plus

(n) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Capital Stock), plus

(o) the amount of expenses relating to payments made to option holders of any direct or indirect parent entity of the Company in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the indenture, plus

(p) with respect to any joint venture, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to the Company’s and the Restricted Subsidiaries’

proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(q) the amount of any loss attributable to a new plant or facility until the date that is 18 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Company, (B) losses attributable to such plant or facility after 18 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (q) and (C) no amounts shall be added pursuant to this clause (q) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clauses (j) or (k) above with respect to such period;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and

(3) increased (in the case of a loss) or decreased (in the case of a gain) by (without duplication) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances, including, without limitation, Currency Protection Agreements).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(1) consolidated interest expense of that Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including (or plus, to the extent not included in such consolidated interest expense):

(a) amortization of debt discount;

(b) the interest component of Capitalized Lease Obligations;

(c) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(d) interest actually paid by that Person or any of its Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person;

(e) interest expense on Debt of any direct or indirect parent of the Company or any of such parent’s Subsidiaries guaranteed by the Company or any of its Restricted Subsidiaries (whether or not such interest is paid by the Company or any of its Restricted Subsidiaries);

(f) net payments (whether positive or negative) pursuant to Interest Rate Protection Agreements; and

(g) cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of such Person held by Persons other than such Person or a Wholly Owned Restricted Subsidiary;

but excluding:

(t) accretion or accrual of discounted liabilities not constituting Debt;

(u) interest expense attributable to a parent entity resulting from push-down accounting;

(v) any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting;

(w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Debt issued on the Issue Date;

(x) any expensing of bridge, commitment and other financing fees; and

(y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; and

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for that period, whether paid or accrued.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, new product introductions, and one-time compensation charges shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed, or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) [reserved],

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9) any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and No. 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, consultants or employees shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) changes in accruals or reserves as a result of adoption or modification of accounting policies shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Total Indebtedness” of any Person means, as at any date of determination, an amount equal to the sum of (x) the aggregate amount of all outstanding Debt of such Person and its Restricted Subsidiaries on a consolidated basis described in clauses (1), (2), (3), (5) and (6) of the definition of “Debt” (provided that in the case of clause (6), such Debt relates to guarantees of Debt of another Person of the type referred to in clauses (1), (2) and (3) of the definition of “Debt”, other than Debt relating to purchases of raw materials or other supply-related obligations in the ordinary course of business, and including, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (y) the aggregate amount of all outstanding Disqualified Capital Stock of such Person and all Disqualified Capital Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.” For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the indenture.

“Credit Facilities” or “Credit Facility” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the U.S. Credit Facilities and the Existing Foreign Credit Facility) or other financing agreements or arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, debt securities or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

“Debt” means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person:

(1) for borrowed money (but only with regard to the principal of and premium (if any) in respect of such borrowed money);

(2) evidenced by bonds, debentures, notes or other similar instruments;

(3) constituting Capitalized Lease Obligations;

(4) Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(6) for Debt of other Persons to the extent guaranteed by such Person;

(7) for Hedging Obligations; and

(8) for Debt of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured;

provided, however, that notwithstanding the foregoing, Debt does not include (i) Cash Management Services, (ii) any item set forth above that does not appear as a liability on the balance sheet of such Person, or (iii) Debt of any parent entity appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP.

The amount of Debt of any Person at any date will be:

(a) the sum of the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP; and

(b) the accreted value of that Debt, in the case of any Debt issued with original issue discount.

“Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event,

(1) matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock);

(2) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

(3) is redeemable at the sole option of its holder,

in each case, other than as a result of a change of control or asset sale, in whole or in part, on or prior to the date that is 91 days after the final maturity date of the debt securities; provided, however, that (i) only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the final maturity date of the debt securities will be deemed Disqualified Capital Stock and (ii) with respect to any such Capital Stock issued to any employees or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Foreign Credit Facility” means the facility evidenced by the Credit Agreement, by and among Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., the Company, certain subsidiaries of Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., Banco de Bajio Multiple and the several lenders from time to time party thereto, dated as of September 27, 2016, and the related notes, collateral documents, guarantees and agreements, each as it may be amended, restated, amended and restated, renewed, refinanced, supplemented or otherwise modified from time to time.

“Foreign Restricted Subsidiary” means a Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” means any Domestic Restricted Subsidiary with no material operations or assets other than Equity Interests of Foreign Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in the indenture shall be construed, and all computations of amounts and ratios referred to in the indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Debt of the Company or any of its Subsidiaries at “fair value,” as defined therein and (b) the amount of any Debt under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations (it being understood that all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP on February 25, 2016 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capitalized Lease Obligations) for purposes of the indenture regardless of any change in GAAP following the date that would otherwise require such leases and/or lease obligations to be recognized as right-of-use assets and lease liabilities on the balance sheet). At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee by each Guarantor of the Company’s payment obligations under the Indenture and any series of debt securities.

“Guarantors” means the Company’s Domestic Restricted Subsidiaries that are wholly-owned and that are guarantors under the U.S. Credit Facilities, and each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Person agrees to be bound by the terms of the indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor with respect to any series of debt securities when its respective Guarantee is released in accordance with the terms of the indenture.

“Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under:

(1) any Interest Rate Protection Agreement;

(2) foreign exchange contracts and Currency Protection Agreements;

(3) any Commodity Agreement; and

(4) other agreements or arrangements designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) or merges into such other Person shall be deemed to be incurred by such Subsidiary or such other Person, as the case may be, at the time it becomes a Subsidiary or at the time of the merger.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement used in the ordinary course of business as to which that Person is a party or beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which any series or debt securities are first issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Permitted Liens” means:

(1) Liens to secure (A) Debt of the Company or a Restricted Subsidiary of the Company under the ABL Revolving Loan or other Credit Facilities, including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(A) shall not exceed the greater of (x) $800.0 million less the sum of all principal payments of the ABL Revolving Loan or other Credit Facilities and less the outstanding principal amount of any Receivables Facilities and (y) the sum of (i) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of inventory of the Company and its Restricted Subsidiaries (excluding, in the case of clauses (i) and (ii), any such assets that are the subject of a Receivables Facility), in the case of clause (y), determined based on the consolidated balance sheet of the Company for the fiscal quarter most recently ended on or prior to the date on which such Debt is Incurred for which internal financial statements are available (as adjusted to give pro forma effect to acquisitions or dispositions outside the ordinary course of business occurring after the date of such balance sheet but on or before the date of such Incurrence); and (B) Debt of the Company or a Restricted Subsidiary of the Company under the Senior Secured Term Loan and any other Credit Facilities (other than the ABL Revolving Loan), including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(B) shall not exceed the greater of (x) $1.5 billion less the sum of all principal payments of the Senior Secured Term Loan and any other Credit Facilities (other than the ABL Revolving Loan) and (y) an aggregate principal amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio of the Company to exceed 3.50 to 1.00;

(2) Liens on the Capital Stock or assets of any Non-Guarantor Significant Subsidiary to secure Debt incurred by such Non-Guarantor Significant Subsidiary;

(3) Liens to secure Debt, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, commissioning or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof; provided that any such Lien may not extend to any property of the Company or any Significant Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property;

(4) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Significant Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

(5) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Significant Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(6) Liens on the property of the Company or any Significant Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Subsidiaries taken as a whole;

(7) Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time the Company or any Significant Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Significant Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Significant Subsidiary;

(8) Liens on the property of a Person at the time such Person becomes a Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Significant Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Significant Subsidiary;

(9) pledges or deposits by the Company or any Significant Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Significant Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(10) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(11) Liens securing Hedging Obligations and Cash Management Services;

(12) Liens existing on the Issue Date not otherwise described in clauses (1) through (11) above;

(13) Liens on the property of the Company or any Significant Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above, clause (21) below, or pursuant to this clause (13); provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above or clause (21) below, as the case may be, at the time the original Lien became a Permitted Lien under the indenture; and

(b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Significant Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement;

(14) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(15) Liens securing Debt or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary;

(16) Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of the Company or any of its Significant Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods;

(17) Liens in favor of the Company or any Guarantor;

(18) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(19) Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Significant Subsidiaries in the ordinary course of business;

(21) Liens securing Debt (other than Subordinated Debt); provided that, after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Secured Leverage Ratio of the Company would not exceed 3.50 to 1.00;

(22) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(23) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

(24) (a) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Significant Subsidiaries and (b) licenses of intellectual property in the ordinary course of business;

(25) Liens to secure a defeasance trust;

(26) (a) Liens on the property of any Foreign Significant Subsidiary securing Debt of any Foreign Significant Subsidiary and (b) any stock pledge, hypothecation, or similar security interest limited to the Equity Interests of a Foreign Significant Subsidiary held by a Foreign Subsidiary Holding Company, or the Equity Interests of such Foreign Subsidiary Holding Company, in each case securing the Guarantee by such Foreign Subsidiary Holding Company of Debt of the Foreign Significant Subsidiary whose Equity Interests it holds; and

(27) Liens not otherwise permitted by clauses (1) through (26) above securing obligations in an aggregate amount at any time outstanding not in excess of the greater of (x) $700.0 million and (y) 10.0% of Total Assets of the Company at the time of any incurrence of an obligation secured by a Lien in reliance on this clause (27).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

“Principal Property” means any plant or other similar facility of the Company or any Significant Subsidiary used primarily for processing, producing, or packaging and having a book value in excess of 2.0% of Total Assets of the Company as of the date of such determination, but shall not include any plant or similar facility which, in the good faith opinion of the Board of Directors or management of the Company, is not material to the overall business of the Company and its Subsidiaries, taken as a whole.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase or extension of credit by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Restricted Subsidiary” means any Subsidiary of such Person other than an Unrestricted Subsidiary; provided that the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company subject to the condition that the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary would not cause a Default, it being understood that any Liens, agreements or transactions of such Unrestricted Subsidiary outstanding at the time of such redesignation shall be deemed to be Incurred or entered into at such time.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Significant Subsidiary sells or transfers any property to any Person (other than the Company or any Restricted Subsidiary) with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased.

“Secured Debt” means the Consolidated Total Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination (the “determination date”) with respect to any Person, the ratio of:

(1) Secured Debt of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available minus the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, to

(2) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available, provided, however, that:

(1) if such Person or any Restricted Subsidiary:

(a) has Incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be:

(i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation)

and the repayment, repurchase, redemption, retirement, defeasance or other discharge of any other Debt with the proceeds of such new Debt as if such repayment, repurchase, redemption, retirement, defeasance or other discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes a repayment, repurchase, redemption, retirement, defeasance or other discharge of Debt (in each case, other than Debt Incurred under any revolving Credit Facilities unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period, such Person or any Restricted Subsidiary will have made any asset sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of such Person or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to such Person and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(3) if since the beginning of such period such Person or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Debt or discharged any Debt, made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (and may include, without limitation, for the avoidance of doubt, cost savings and operating expense reductions from such investment, acquisition, merger or consolidation that is being given pro forma effect that have been or are expected to be realized); provided that such calculations are set forth in an Officer’s Certificate stating that such calculations are based on the reasonable good faith beliefs of the officer executing such Officer’s Certificate at the time of such execution. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Term Loan” means term loan facilities under the Fifth Amended and Restated Credit Agreement dated as of August 9, 2021 (as amended), among the Company, certain Subsidiaries of the Company, Cobank, ACB, as administrative agent and collateral agent, and the other lenders party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Significant Subsidiary” of any Person, means any Restricted Subsidiary which at the time of determination either (1) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet for which internal financial statements are available, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (2) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations for which internal financial statements are available which constituted at least 10% of the Company’s total revenues on a consolidated basis for such period, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

“Subordinated Debt” means any Debt whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right payment of to any series of debt securities or the Guarantees, as the case may be, pursuant to a written agreement.

“Subsidiary” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in the indenture to the contrary, all references to any Person and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include such Person and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP and to financial information prepared on such a consolidated basis.

“Total Assets” of any Person means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent balance sheet of such Person and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.”

“Unrestricted Subsidiary” means (i) any Subsidiary designated as an “unrestricted subsidiary” under the U.S. Credit Facilities and (ii) any direct or indirect Subsidiary of the Company formed after the Issue Date that has been designated as an Unrestricted Subsidiary at the time of its creation or acquisition; provided that with respect to this clause (ii), no Debt of such Unrestricted Subsidiary may be assumed or guaranteed by the Company or any Restricted Subsidiary.

“U.S. Credit Facilities” means the Senior Secured Term Loan and the ABL Revolving Loan.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Reports

The indenture will provide that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the trustee and the holders of the debt securities with the following:

(1)	within 90 days following the end of each fiscal year of the Company, its annual audited consolidated financial statements prepared in accordance with GAAP;

(2)

within 45 days following the end of each fiscal quarter (other than the last fiscal quarter of its fiscal year) of the Company, its unaudited quarterly financial statements prepared in accordance with GAAP;

(3)	simultaneously with the delivery of the financial statements referred to in clauses (1) and (2) above, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and

(4)

reasonably promptly following the occurrence of any of the following events, a description in reasonable detail of such event: (i) any change in the directors, the chief executive officer or chief financial officer of the Company, (ii) the acceleration of any Debt of the Company or any of its Significant Subsidiaries in excess of $125.0 million; (iii) the entry into of any agreement by the Company or any of its Subsidiaries relating to a transaction that has resulted or is expected to result in a change of control, (iv) any resignation or termination of the independent accountants of the Company or any engagement of any new independent accountants of the Company, (v) any determination by the Company or the receipt of advice or notice by the Company from its independent accountants, in either case, confirming non-reliance on previously issued financial statements, a related audit opinion or a completed interim review, (vi) the completion by the Company or any of its Restricted Subsidiaries of the acquisition of assets or an asset sale in excess of $300.0 million and (vii) any event of bankruptcy or insolvency that constitutes a Default; provided, however, that no such report will be required to be furnished if it is determined in good faith by the Company that such event is not material to holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole;

provided, however, that reports and information provided pursuant to clauses (1), (2), (3) and (4) shall not be required to be accompanied by any exhibits or financial statements other than those financial statements explicitly required pursuant to clauses (1) and (2).

At any time that the Unrestricted Subsidiaries of the Company, taken as a whole, account for more than 20% of the Consolidated EBITDA (calculated for the Company and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of the Company and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, for so long as any debt securities are outstanding, unless the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, the Company shall either (1) maintain a website (which may be non-public, but shall not restrict the recipients of such information from trading in securities) to which holders of debt securities, prospective investors, securities analysts and market makers that certify that they are qualified institutional buyers or are otherwise eligible to hold the debt securities (collectively, “Permitted Parties”) are given access and to which the information required by the preceding paragraphs (the “Required Information”) is posted; or (2) distribute via electronic mail the Required Information to beneficial owners of the debt securities and prospective investors that certify that they are Permitted Parties who request to receive such distributions. If the Company makes available the reports described in clauses (1), (2), (3) or (4) on the Company’s website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause. The trustee shall have no responsibility whatsoever to determine whether the Required Information has been posted to any such website.

The trustee shall have no duty to review or analyze reports delivered to it. Delivery of any information, documents and reports to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and Guarantors’ compliance with any of their covenants hereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for the Company’s and Guarantors’ compliance or non-compliance with any covenants in the indenture or debt securities, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls.

The Company has agreed that, for so long as any debt securities remain outstanding, the Company will furnish to noteholders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company’s obligations pursuant to this covenant may, at the Company’s option, be suspended and instead provided by any direct or indirect parent of the Company (any such entity, a “Company Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

(1)

the Company Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the voting stock of the Company; and

(2)

Company Reporting Entity makes the reports and financial information referred to in the first paragraph of this covenant available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in the first paragraph of this covenant, except that such reports and financial information may be with respect to Company Reporting Entity instead of the Company; provided that, if the Company Reporting Entity has material operating assets (other than the Company and its Subsidiaries), the quarterly and annual financial statements of Company Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company Reporting Entity (any period during which the reporting obligations pursuant to the first paragraph of this covenant are suspended pursuant to this clause being referred to herein as a “Reporting Suspension Period”). The requirements of the first paragraph of this covenant above shall resume as of the end of any Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to non-compliance during any Reporting Suspension Period with the requirements of the first paragraph of this covenant.

Mergers, Consolidation, Etc.

The indenture will not permit the Company, in a single transaction or a series of related transactions, to consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to, another Person unless:

(1) either

(a) the Company is the Surviving Person; or

(b) the Person, if other than the Company, formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety, the Person to which assets of the Company have been transferred, will be a corporation or limited liability company organized (or equivalent) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay additional amounts pursuant to customary provisions as determined in good faith by the Company (collectively, the “Permitted Jurisdiction”); provided, however, that if the Person formed by such consolidation or into which the Company is merged or the person that acquires the properties and assets of the Company substantially as an entirety is a limited liability company, the Company or such Surviving Person shall cause a Restricted Subsidiary of the Company that is a corporation to become a co-obligor on any such series of debt securities;

(2) such Surviving Person, if other than the Company, assumes all of the obligations of the Company under any series of debt securities and the indenture pursuant to a supplemental indenture;

(3) no Event of Default shall have occurred and be continuing; and

(4) the Company delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clause (3),

(A) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and

(B) the Company may merge with one of its Affiliates solely for the purpose of reorganizing the Company in another Permitted Jurisdiction to realize tax or other benefits.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the second preceding paragraph in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under any series of debt securities and the indenture pursuant to a supplemental indenture, that Surviving Person will succeed to, and be substituted for, and may exercise every right and power of the Company, and the Company will be discharged from its obligations under the indenture and the applicable series of debt securities.

There are no covenants or other provisions that would offer protection to security holders in the event of a highly leveraged transaction, rating downgrade or similar occurrence.

For purposes of the foregoing discussion of the limitation on merger and consolidation covenants, the following definitions are applicable:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Substitution of the Company as Issuer

The indenture will permit the Company, at its option and without the consent of any holder of the debt securities, to be substituted (a “Substitution”) by (i) any direct or indirect parent of the Company or (ii) any Subsidiary of the Company that owns, or concurrently with the Substitution, will own, a majority of the assets of the Company (in each case, the “Substituted Company”) for purposes of the indenture and have the covenants (and related definitions) apply to the Substituted Company and its Restricted Subsidiaries; provided that the following conditions are satisfied:

(1) the Substituted Company is a corporation or limited liability company organized (or the equivalents) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay additional amounts pursuant to customary provisions as determined in good faith by the Company;

(2) such Substituted Company, if not a Guarantor, delivers a Guarantee or becomes a co-issuer of the debt securities pursuant to a supplemental indenture;

(3) immediately after giving effect to the Substitution, on a pro forma basis, no Event of Default shall have occurred and be continuing; and

(4) the Company delivers to the trustee an officer’s certificate stating that such Substitution complies with the indenture and that all conditions precedent in the indenture relating to such Substitution have been satisfied.

After the Substitution, all references to the Company shall be deemed to refer to the Substituted Company and if the Substitution is effectuated pursuant to clause (1) above, then the Company prior to the Substitution shall become a Restricted Subsidiary.

Release of a Guarantor

The indenture will provide that a Guarantee by a Guarantor of the debt securities shall be automatically and unconditionally released and discharged upon:

(1) (a) such Guarantor ceasing to constitute a Restricted Subsidiary of the Company in compliance with the indenture, whether upon a sale, exchange, transfer or disposition of Capital Stock in such Guarantor (including by way of merger or consolidation) or the designation of such Guarantor as an Unrestricted Subsidiary, or (b) the sale or disposition in compliance with the indenture of all or substantially all of the assets of such Guarantor;

(2) such Guarantor ceasing to be a guarantor under the U.S. Credit Facilities, except a discharge or release by or as a result of payment under such guarantee;

(3) the exercise of the legal defeasance option or the covenant defeasance option with respect to the debt securities as described under “ —Defeasance” or if the obligations of the Company under the indenture are otherwise discharged in accordance with the terms of the indenture; or

(4) a release in accordance with “ —Supplements, Amendments and Waivers.”

Once released, the Company shall not be required to cause the reinstatement of any Guarantee of the debt securities even if one or more of the conditions required for the release is not satisfied in the future.

A Guarantee by a Guarantor of the debt securities may be modified or terminated with the consent of Holders of a majority in principal amount of the series of the debt securities then outstanding as described under “—Supplements, Amendments and Waivers.”

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See “—Mergers, Consolidation, Etc.”

The trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Guarantor from its obligations under its Guarantee and the indenture upon receipt of a request by the Company or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with the relevant section of the indenture.

Redemption

The indenture will contain optional redemption provisions that allow the Company to elect to redeem the debt securities of any series, subject to certain conditions. The indenture will provide that, except as otherwise provided as to any particular series of debt securities and subject to certain exceptions in the indenture, at least 10 days but not more than 60 days before a redemption date, the Company shall mail (or in the case of debt securities held in book-entry form, by electronic transmission or otherwise in accordance with applicable DTC procedures) a notice of redemption to each holder whose debt securities are to be redeemed. The notice shall identify the debt securities of the series to be redeemed and shall contain certain information relating to the redemption, including (among others) the redemption date and redemption price for the debt securities being redeemed.

Events of Default

Unless otherwise stated in the prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

(1)	our failure to pay interest on any debt security of such series when it becomes due and payable and such default continues for 30 days;

(2)	our failure to pay principal of, or any premium, on any debt security of such series when that principal or premium becomes due and payable at maturity, upon redemption or otherwise;

(3)	our failure to comply with the merger covenant in the indenture;

(4)

our failure or that of any Restricted Subsidiary to observe or perform (a) the reporting obligations described under the caption “ —Reports,” which failure is continuing for a period of 90 days (and may be cured by filing, furnishing or making available, as applicable, the delinquent report within such 90-day period) or (b) any other covenant or agreement contained in the indenture or with any of its other agreements in the debt securities of that series, which failure continues for a period of 60 days, in each case, after the Company receives a written notice specifying the Default from the trustee or holders of at least 30% in outstanding aggregate principal amount of the then outstanding debt securities of that series;

(5)

our failure or that of any of our Significant Subsidiaries to pay within any applicable grace period after final maturity or acceleration by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $75.0 million;

(6)

our failure or that of any of our Significant Subsidiaries to pay or discharge final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million, which judgments are not discharged, waived or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final and non-appealable judgments or decrees during which a stay of enforcement of each such final and non-appealable judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(7)

any Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect, or is declared to be null and void and unenforceable by a judicial determination, or is found to be invalid by a judicial determination, or any Guarantor that is a Significant Subsidiary of the Company denies (in writing) its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of the indenture; and

(8)	certain events of bankruptcy, insolvency or reorganization affecting us or any of our Significant Subsidiaries; and

(9)	any other event of default provided with respect to debt securities of that series which is described in the applicable prospectus supplement.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee may and the trustee shall upon the written direction of Holders of at least 30% in outstanding aggregate principal amount of the then outstanding debt securities of such series, or the holders of at least 30% in outstanding aggregate principal amount of then outstanding debt securities of such series may declare the principal of such series of debt securities, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

The Company shall deliver to the trustee, within ten business days after becoming aware of the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.

The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series issued thereunder by notice to the trustee may on behalf of the holders of all of the debt securities of such series waive any existing Default or Event of Default and its consequences (including any resulting non-payment Default or Event of Default) under the indenture (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the debt securities held by a non-consenting holder that did not result from a non-payment Default or Event of Default). Moreover, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration if the rescission would not conflict with any judgement or decree and all sums paid or advanced by the Trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel have been paid.

In the event of a declaration of acceleration with respect to debt securities of any series because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of such debt securities shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) above shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full and if (i) the annulment of the acceleration of such Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the debt securities that became due solely because of the acceleration of the debt securities, have been cured or waived.

The indenture will provide that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in the reporting covenant in the indenture or otherwise to deliver any notice or certificate pursuant to any other provision of the indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the indenture.

We shall be required to deliver to the trustee, within 120 days after the end of our fiscal year, a certificate indicating such signing officer’s knowledge as to whether we have complied with all conditions and covenants under the indenture.

For purposes of the foregoing discussion of the events of default covenants, the following definitions are applicable:

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

Supplements, Amendments and Waivers

Without the consent of any holder, the Company and the trustee may amend the indenture to:

•	cure any ambiguity, omission, defect or inconsistency;

•	provide for the assumption by a successor entity of the obligations of an Company under the indenture;

•

provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code), or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code);

•	add additional Guarantees or additional obligors with respect to any series of debt securities;

•	comply with the “—Mergers, Consolidation, Etc.” provision in the indenture;

•	secure any series debt securities;

•	add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

•	make any other change that does not adversely affect the rights of any holder in any material respect;

•	comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such debt security with respect to such provision or (B) shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

•

evidence and provide for the acceptance of appointment by a successor trustee or a separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

•	provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture as of the date of the indenture; or

•	conform the text of the indenture, the debt securities or any Guarantee to any provision of this “Description of Debt Securities and Related Guarantees.”

Subject to exceptions described below, the Company and the trustee may amend the indenture and any series of debt securities with the consent of the holders of at least a majority in principal amount of each series of debt securities affected, including additional debt securities, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for any series of debt securities) and any existing Default or Event of Default or compliance with any provision of the indenture or any series of debt securities may be waived (except for a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the debt securities held by a non-consenting holder). Without the consent of each holder of an outstanding series of debt securities affected, however, no amendment may:

(1) reduce the amount of any debt security whose holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any series of debt securities;

(3) reduce the principal of or change the fixed maturity of any series of debt securities, or change the date on which any series of debt securities may be subject to redemption or repurchase (other than with respect to the minimum notice period to holders of any series of debt securities), or reduce the redemption or repurchase price for those debt securities (except, in the case of repurchases, as would otherwise be permitted under clause (7) hereof);

(4) make any series of debt securities payable in money other than that stated in the debt security and the indenture;

(5) impair the contractual right of any holder to receive payment of principal, premium, interest on that holder’s debt security on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such holder’s debt security or any Guarantee;

(6) modify the provisions contained in the indenture permitting holders of a majority in principal amount of the debt securities to waive a Default;

(7) after the Company’s obligation to purchase the debt securities arises under the indenture, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer; or

(8) make any change to or modify the ranking of any such debt securities or related Guarantee that would adversely affect the holders of the debt securities.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, the Company may elect, at its option at any time, to have the following provisions relating to defeasance and discharge of indebtedness of the indenture applied to the debt securities of any series, or to any specified part of a series.

The Company may, at its option and at any time, elect to terminate all its and the Guarantors’ obligations with respect to any series of debt securities then outstanding, the Guarantees and the indenture (“legal defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, premium, if any, or interest on those debt securities when these payments are due from the defeasance trust referred to below;

(2) the Company’s obligations with respect to the issuance of temporary debt securities, the registration of debt securities, the status of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties, indemnities and immunities of the trustee and the Company’s obligations in connection with those rights, powers, trusts, duties, indemnities and immunities; and

(4) the Company’s obligations under the defeasance provisions contained in the indenture.

In addition, the Company may, at its option and at any time, elect to release its and the Guarantors’ obligations with respect to specified covenants (“covenant defeasance”) with respect to any series of debt securities, and thereafter any failure by the Company or its Restricted Subsidiaries and its Restricted Subsidiaries to comply with those covenants will not constitute a Default or an Event of Default with respect to such debt securities. Moreover, in the event the Company elects to exercise covenant defeasance, nearly all of the events, other than non-payment, described under “—Events of Default” will no longer constitute Events of Default with respect to such series of debt securities.

If the Company exercises legal defeasance, payment of any such debt securities may not be accelerated as a result of an Event of Default. If the Company exercises its covenant defeasance option, payment of any such series of debt securities may not be accelerated because of an Event of Default specified in clause (3) (with respect to any entity other than the Company), (4), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “—Events of Default” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “—Mergers, Consolidation, Etc.” above.

The Company may exercise its legal defeasance option with respect to the any series of debt securities notwithstanding its prior exercise of covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance:

(1) the Company must irrevocably deposit with the trustee, in trust (the “defeasance trust”), for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities or a combination of cash and noncallable U.S. Government Securities, sufficient, in the opinion of a firm of independent public accountants of recognized international standing, to pay the principal, premium, if any, and interest on the outstanding debt securities on the stated maturity or on an available redemption date, as the case may be, and the Company must specify whether the debt securities are being defeased to maturity or to that redemption date;

(2) in the case of legal defeasance only, the Company must deliver to the trustee an opinion of counsel confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b) since the Issue Date, there has been a change in the applicable federal income tax law, and

(c) based on the ruling obtained under clause (a) or the change in tax law referred to under clause (b), the beneficial owners of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company must deliver to the trustee an opinion of counsel confirming that the beneficial owners of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred;

(4) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt, and, in each case the granting of Liens in connection therewith) with respect to the debt securities shall have occurred and be continuing on the date of such deposit;

(5) legal defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) in the case of legal defeasance only, the Company must deliver to the Trustee an opinion of counsel, subject to customary exceptions and assumptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(7) the Company must deliver to the trustee an officer’s certificate stating that the deposit was not made by the Company with the intent of preferring the holders of debt securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(8) the Company must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not be delivered if all debt securities not theretofore delivered to the trustee for cancellation (a) have become due and payable, (b) will become due and payable on the maturity date within one year or (c) as to which a redemption notice has been given calling the debt securities for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company.

For purposes of the foregoing discussion of the legal defeasance and covenant defeasance provisions, the following definitions are applicable:

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America is pledged and which are not callable or redeemable at the issuer’s option or money market funds that invest solely in the foregoing.

Guarantees

Our payment obligations under any series of debt securities may be guaranteed by one or more of the co-registrants. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Governing Law

The indenture will provide that it, the debt securities and the guarantees of debt securities, and any claim, controversy or dispute arising under or related to the indenture, the debt securities or the guarantees of debt securities, will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Concerning the Trustee

In the ordinary course of its business, Regions Bank, the trustee, has provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services for us. The indenture contains, or will contain, limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture permits, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture provides, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain provisions for security or indemnification and certain limitations contained in the indenture, the holders of a majority in aggregate principal amount of the debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any other securities that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to one or more purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.

That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation, any discounts or commissions received by them on resale of the securities and any profits on their resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended (the “Securities Act”). If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, and any discounts or concessions allowed or re-allowed or paid to dealers, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is principally listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for Pilgrim’s Pride Corporation by White & Case LLP. The validity of the guarantees offered hereby will be passed upon for Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC by Faegre Drinker Biddle & Reath LLP. The validity of the guarantees offered hereby will be passed upon for Pilgrim’s Pride Corporation of West Virginia, Inc. by Wharton, Aldhizer & Weaver, PLC. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Pilgrim’s Pride Corporation as of December 25, 2022 and December 26, 2021 and for each of the fiscal years in the three-year period ended December 25, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 25, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.pilgrims.com or from the SEC’s web site at http://www.sec.gov. The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus.

We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	our Annual Report on Form 10-K for the year ended December 25, 2022 filed with the SEC on February 9, 2023

•

the portions of our Preliminary Proxy Statement on Schedule 14A filed with the SEC on March  17, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 25, 2022

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.

You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus, by writing or telephoning us as follows:

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greely, Colorado 80634

Attn: Investor Relations

(970) 506-7883

IRPPC@pilgrims.com

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state or jurisdiction where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions to be paid by us. All such expenses are estimates, other than the registration fee payable to the SEC, and will be borne by the Registrants.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Trustee fees		**
Trustee’s counsel fees		**
FINRA fees		**
Blue Sky fees and expenses		**
Miscellaneous		**
Total	$	**

*	Pursuant to Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrants are deferring payment of the registration fee.
**	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not known at the time of filing this registration statement.

Item 15. Indemnification of Directors and Officers

Registrant incorporated as a corporation in Delaware

Article IX of the Amended and Restated Certificate of Incorporation of Pilgrim’s Pride (the “Company”) provides that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”), or (d) for any transaction from which the director derived an improper personal benefit; provided, however, that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Amended and Restated Corporate Bylaws (the “Bylaws”) of the Company provide that each person who is serving or served as director or officer of Pilgrim’s Pride, or is serving or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer or trustee at the request of Pilgrim’s Pride and his or her testator or intestate, shall be indemnified and held harmless by the Company in accordance with and to the full extent permitted by the DGCL (as may be amended) from and against any expense, liability, loss, judgements, penalties, (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys’ fees) actually incurred or suffered by such person in connection with a legal proceeding.

Section 145 of the DGCL authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL.

In addition, the Company has obtained a directors’ and officers’ liability and company reimbursement policy that insures against certain liabilities under the Securities Act of 1933, as amended, subject to applicable retentions.

Registrants formed as limited liability companies in Minnesota

Section 4.10 of each of the operating agreements of Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC (collectively the “Minnesota Subsidiary Guarantors”) provides that such Minnesota Subsidiary Guarantor must indemnify the governors and managers of such Minnesota Subsidiary Guarantor and make advances for expenses to the maximum extent permitted under the Minnesota Limited Liability Company Act Section 322C.0101, et. seq, except to the extent the claim for which indemnification is sought is the result of fraud, deceit, gross negligence, willful misconduct, breach of the applicable operating agreement or a wrongful taking by such governors or managers. Each Minnesota Subsidiary Guarantor must indemnify its employees and other agents who are not governors or managers to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by the member of such Minnesota Subsidiary Guarantor. Each Minnesota Subsidiary Guarantor may purchase and maintain insurance on behalf of any such indemnitee against any liability asserted against such indemnitee and incurred by such indemnitee in such capacity, or arising out of such indemnitee’s status as aforesaid, whether or not such Minnesota Subsidiary Guarantor would have the power to indemnify such indemnitee against such liability under Section 4.10 of each applicable operating agreement.

Sections 332C.0110 and 332C.0408 of the Minnesota Revised Uniform Limited Liability Company Act authorizes and empowers each Minnesota limited liability company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization for the same judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and complied with applicable duties; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the limited liability company. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Sections 332C.0110 and 332C.0408 of the Minnesota Revised Uniform Limited Liability Company Act.

Registrant incorporated as a corporation in West Virginia

Article VII of the Amended and Restated Articles of Incorporation of Pilgrim’s Pride Corporation of West Virginia, Inc. (“PPCWV”) provides that PPCWV shall indemnify directors and officers to the extent permitted, and in a manner provided by the West Virginia Business Corporation Act (“WVBCA”), as amended by succeeding legislation.

Section 31D-8-851 of the WVBCA authorizes and empowers each West Virginia corporation to indemnify an individual made a party to a proceeding because he or she is a director against liability incurred in a proceeding if: (1) (A) he or she conducted himself or herself in good faith; (B) he or she reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful; or (2) he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. Any indemnification under Section 31D-8-851 of the WVBCA, unless ordered by a court, must be made by the corporation only as authorized for a specific proceeding after a determination, in accordance with Section 31D-8-855 of the WVBCA, has been made that indemnification of the director is permissible because he or she has met the relevant standard and after authorization, in accordance with Section 31D-8-855 of the WVBCA, of the indemnification.

Section 31D-8-853 of the WVBCA also authorizes and empowers each West Virginia corporation to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation with a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation; and (2) the director furnishes the corporation with a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he or she has not met the relevant standard of conduct.

Section 31D-8-852 of the WVBCA mandates that each West Virginia corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

Section 31D-8-856 of the WVBCA authorizes and empowers each West Virginia corporation to indemnify and advance expenses to an officer who is party to a proceeding because he or she is an officer of the corporation: (1) to the same extent as a director; and (2) if he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: (i) receipt by him or her of a financial benefit to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.

Section 31D-8-857 of the WVBCA authorizes and empowers each West Virginia corporation to purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under the WVBCA.

The foregoing statements of WVBCA are subject to the detailed provisions of Sections 31D-8-850 through 31D-8-859 of the WVBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors and officers, PPCWV has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1	Share Purchase Agreement, dated as of September 8, 2017, among JBS S.A., Granite Holdings S.à r.l., Onix Investments UK Limited and Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 2.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on September 11, 2017).

2.2	Share Purchase Agreement, dated as of August 25, 2019, by and among Tulip International (UK) Limited and Onix Investments UK Limited (incorporated by reference from Exhibit 2.4 of Pilgrim’s Pride Corporation’s Annual Report Form 10-K filed on February 21, 2020).

2.3	Exhibits to the Share Purchase Agreement, dated as of August 25, 2019, by and among Tulip International (UK) Limited and Onix Investments UK Limited (incorporated by reference from Exhibit 2.5 of Pilgrim’s Pride Corporation’s Annual Report on Form 10-K filed on February 21, 2020).

2.4#	Share Purchase Agreement, dated as of June 17, 2021, by and among Kerry Group plc, Pilgrim’s Pride Corporation, Onix Investments UK Limited and Arkose Investments ULC (incorporated by reference from Exhibit 10.1 of Pilgrim’s Pride Corporation’s Quarterly Report on Form 10-Q (No. 001-09273) filed on July 29, 2021).

2.5#	Side Letter to the Sale and Purchase Agreement, dated as of September 24, 2021, by and among Kerry Group plc, Pilgrim’s Pride Corporation, Onix Investments UK Limited and Arkose Investments ULC (incorporated by reference from Exhibit 10.2 of Pilgrim’s Pride Corporation’s Quarterly Report on Form 10-Q (No. 001-09273) filed on October 28, 2021).

3.1	Amended and Restated Certificate of Incorporation of Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 3.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on May 3, 2021).

3.2	Amended and Restated Corporate Bylaws of Pilgrim’s Pride Corporation (incorporated by reference from Exhibit 3.2 of Pilgrim’s Pride Corporation’s Current Form 8-K (No. 001-09273) filed on May 3, 2021).

3.3	Certificate of Restated Articles of Incorporation of Pilgrim’s Pride Corporation of West Virginia, Inc. (incorporated by reference from Exhibit 3.3 of Pilgrim’s Pride Corporation’s Registration Statement on Form S-4 (No. 333-268974) filed on December 23, 2022).

3.4	By-laws of Pilgrim’s Pride Corporation of West Virginia, Inc. (incorporated by reference from Exhibit 3.4 of Pilgrim’s Pride Corporation’s Registration Statement on Form S-4 (No. 333-268974) filed on December 23, 2022).

3.5	Articles of Organization of Gold’n Plump Poultry, LLC (incorporated by reference from Exhibit 3.5 of Pilgrim’s Pride Corporation’s Registration Statement on Form S-4 (No. 333-268974) filed on December 23, 2022).

3.6	Second Amended and Restated Operating Agreement of Gold’n Plump Poultry, LLC (incorporated by reference from Exhibit 3.6 of Pilgrim’s Pride Corporation’s Registration Statement on Form S-4 (No. 333-268974) filed on December 23, 2022).

3.7	Articles of Organization of Gold’n Plump Farms, LLC (incorporated by reference from Exhibit 3.7 of Pilgrim’s Pride Corporation’s Registration Statement on Form S-4 (No. 333-268974) filed on December 23, 2022).

3.8	Second Amended and Restated Operating Agreement of Gold’n Plump Farms, LLC (incorporated by reference from Exhibit 3.8 of Pilgrim’s Pride Corporation’s Registration Statement on Form S-4 (No. 333-268974) filed on December 23, 2022).

3.9	Articles of Organization of JFC LLC (incorporated by reference from Exhibit 3.9 of Pilgrim’s Pride Corporation’s Registration Statement on Form S-4 (No. 333-268974) filed on December 23, 2022).

3.10	Amended and Restated Operating Agreement of JFC LLC (incorporated by reference from Exhibit 3.10 of Pilgrim’s Pride Corporation’s Registration Statement on Form S-4 (No. 333-268974) filed on December 23, 2022).

3.11	Stockholders Agreement dated December 28, 2009 between Pilgrim’s Pride Corporation and JBS USA Holding Lux, S.à.r.l., formerly known as JBS USA Holdings, LLC, as amended (incorporated by reference from Exhibit 3.3 to Pilgrim’s Pride Corporation’s Form 8-A (No. 001-09273) filed on December 27, 2012).

3.12	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on December 29, 2009).

4.1	Form of Base Indenture.

4.2*	Form of Warrant Agreement.

4.3*	Form of Specimen Certificate of Preferred Stock.

4.5*	Form of Unit Agreement, including form of unit certificate.

5.1	Opinion of White & Case LLP.

5.2	Opinion of Faegre Drinker Biddle & Reath LLP.

5.3	Opinion of Wharton, Aldhizer & Weaver, PLC.

23.1	Consent of KPMG LLP.

23.2	Consent of White & Case LLP (included in Exhibit 5.1).

23.3	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.2).

23.4	Consent of Wharton, Aldhizer & Weaver, PLC (included in Exhibit 5.3).

24.1	Power of Attorney of Pilgrim’s Pride Corporation (included in the signature pages to this Registration Statement).

24.2	Power of Attorney of Pilgrim’s Pride Corporation of West Virginia, Inc. (included in the signature pages to this Registration Statement).

24.3	Power of Attorney of Gold’n Plump Poultry, LLC (included in the signature pages to this Registration Statement).

24.4	Power of Attorney of Gold’n Plump Farms, LLC (included in the signature pages to this Registration Statement).

24.5	Power of Attorney of JFC LLC (included in the signature pages to this Registration Statement).

25.1	Form T-1 Statement of Eligibility of Regions Bank, N.A, with respect to the indenture listed in Exhibit 4.1.

107	Filing Fee Table.

*	To be filed by amendment or supplement or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

#

Portions of this exhibit have been omitted as the registrants have determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the registrants customarily and actually treat as private or confidential.

Item 17. Undertakings

(a)	The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by one of the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)

Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the Registrants under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their respective securities provided by or on behalf of the undersigned Registrants; and

(iv)	Any other communication that is an offer in the offering made by either of the undersigned Registrants to the purchaser.

(b)

The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Newmont’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned Registrants hereby further undertake to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by one of the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on March 22, 2023.

PILGRIM’S PRIDE CORPORATION

By:	/s/ MATTHEW GALVANONI
Matthew Galvanoni
Chief Financial Officer and Chief Accounting Officer

KNOWN ALL BY THESE PRESENTS, that the undersigned officers and directors of Pilgrim’s Pride Corporation do hereby constitute and appoint Matthew Galvanoni, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and any all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 22, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title

/s/ GILBERTO TOMAZONI Gilberto Tomazoni	Chairman of the Board

/s/ FABIO SANDRI Fabio Sandri	President and Chief Executive Officer (Principal Executive Officer)

/s/ MATTHEW GALVANONI Matthew Galvanoni	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ FARHA ASLAM Farha Aslam	Director

/s/ ARQUIMEDES A. CELIS Arquimedes A. Celis	Director

/s/ RAUL PADILLA Raul Padilla	Director

/s/ WALLIM CRUZ DE VASCONCELLOS JUNIOR Wallim Cruz de Vasconcellos Junior	Director

Signature	Title

/s/ JOANITA MARIA MAESTRI KAROLESKI Joanita Maria Maestri Karoleski	Director

/s/ AJAY MENON Ajay Menon	Director

/s/ ANDRE NOGUEIRA DE SOUZA Andre Nogueira de Souza	Director

/s/ VINCENT TRUIS Vincent Trius	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on March 22, 2023.

PILGRIM’S PRIDE CORPORATION OF WEST VIRGINIA, INC.

By:	/s/ MATTHEW GALVANONI
Matthew Galvanoni
Vice-President and Chief Financial Officer

KNOWN ALL BY THESE PRESENTS, that the undersigned officers and directors of Pilgrim’s Pride Corporation of West Virginia, Inc. do hereby constitute and appoint Diego Pirani, Matthew Galvanoni, and Fabio Sandri, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and any all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 22, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title

/s/ FABIO SANDRI Fabio Sandri	President and Chief Executive Officer (Principal Executive Officer)

/s/ MATTHEW GALVANONI Matthew Galvanoni	Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ GILBERTO TOMAZONI Gilberto Tomazoni	Director

/s/ FABIO SANDRI Fabio Sandri	Director

/s/ MATTHEW GALVANONI Matthew Galvanoni	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on March 22, 2023.

GOLD’N PLUMP POULTRY, LLC
By: JFC LLC, its sole member

By:	/s/ MATTHEW GALVANONI
Matthew Galvanoni
Vice-President and Chief Financial Officer

KNOWN ALL BY THESE PRESENTS, that the undersigned officers and directors of Gold’n Plump Poultry, LLC do hereby constitute and appoint Diego Pirani, Matthew Galvanoni, and Fabio Sandri, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and any all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 22, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title

/s/ FABIO SANDRI Fabio Sandri	President and Chief Executive Officer (Principal Executive Officer)

/s/ MATTHEW GALVANONI Matthew Galvanoni	Vice-President and Chief Financial Office (Principal Financial Officer and Principal Accounting Officer)

/s/ MATTHEW GALVANONI Matthew Galvanoni	Vice President and Chief Accounting Officer of JFC LLC, the sole member of Gold’n Plump Poultry, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on March 22, 2023.

GOLD’N PLUMP FARMS, LLC
By: JFC LLC, its sole member

By:	/s/ MATTHEW GALVANONI
Matthew Galvanoni
Vice-President and Chief Financial Officer

KNOWN ALL BY THESE PRESENTS, that the undersigned officers and directors of Gold’n Plump Farms, LLC do hereby constitute and appoint Diego Pirani, Matthew Galvanoni, and Fabio Sandri, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and any all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 22, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title

/s/ FABIO SANDRI Fabio Sandri	President and Chief Executive Officer (Principal Executive Officer)

/s/ MATTHEW GALVANONI Matthew Galvanoni	Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ MATTHEW GALVANONI Matthew Galvanoni	Vice President and Chief Accounting Officer of JFC LLC, the sole member of Gold’n Plump Farms, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado on March 22, 2023.

JFC LLC
By: Pilgrim’s Pride Corporation, it sole member

By:	/s/ MATTHEW GALVANONI
Matthew Galvanoni
Chief Financial Officer and Chief Accounting Officer

KNOWN ALL BY THESE PRESENTS, that the undersigned officers and directors of JFC LLC do hereby constitute and appoint Diego Pirani, Matthew Galvanoni, and Fabio Sandri, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and any all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 22, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title

/s/ FABIO SANDRI Fabio Sandri	President and Chief Executive Officer (Principal Executive Officer)

/s/ MATTHEW GALVANONI Matthew Galvanoni	Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ MATTHEW GALVANONI Matthew Galvanoni	Chief Financial Officer and Chief Accounting Officer of Pilgrim’s Pride Corporation, the sole member of JFC LLC